EXHIBIT 10.7
Imation Corp. 2005 Stock Incentive Plan
Amendment to Stock Option Agreement
     This Amendment to Stock Option Agreement (the “Amendment”), effective as of                                         , 2006, between Imation Corp., a Delaware corporation (the “Company”) and                                         , a non-employee Director of the Company or one of its Affiliates (the “Participant”).
     WHEREAS, pursuant to a Stock Option Agreement effective as of                                          (the “Agreement”), the Company granted the Participant an option for                     shares of the Company’s common stock, par value $.01 per share, subject to the terms and conditions set forth in the Agreement and in accordance with the terms and conditions of the Imation Corp. 2005 Stock Incentive Plan (the “Plan”).
     WHEREAS, Section 3 of the Plan provides that the Committee administering the Plan (the “Committee”) has full power and authority, subject to the express provisions of the Plan and applicable law, to amend the terms and conditions of any award granted under the Plan.
     WHEREAS, pursuant to Section 3 of the Plan, the Committee has determined to amend the Agreement in the manner set forth below.
     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Participant hereby agree to amend the Agreement as follows:
     1. Section 6(e) of the Agreement is hereby amended in its entirety to read as follows:
     (e) Notwithstanding the provisions of Sections 4, 6(a), 6(c) and 6(d) hereof, in the event of a Change of Control, the Option shall become immediately exercisable in full as of the date of the Change of Control, and the exercise of the Option may be effected at any time within six (6) months after the date of the Change of Control (if the Change of Control would also have constituted a Change of Control under this Agreement prior to the amendment of this Agreement dated                                         , 2006 (the “2006 Amendment”), which definition prior to the 2006 Amendment is set forth in Exhibit A to the 2006 Amendment), or thirty (30) days after the date of the Change of Control (if the Change of Control would not have constituted a Change of Control under this Agreement prior to the 2006 Amendment), but not after the Expiration Date. In the event that the provisions of this Section 6(e) result in “payments” that are finally and conclusively determined by a court or Internal Revenue Service proceeding to be subject to the excise tax imposed by Section 4999 of the Code, the Company shall pay to the Participant an additional amount such that the net amount retained by the Participant following realization of all compensation under the Plan that resulted in such “payments,” after allowing for the amount of such excise tax and any additional federal, state and local income and employment taxes paid on the additional amount, shall be equal to the net amount that would otherwise have been retained by the Participant if there were no excise tax imposed by Section 4999 of the Code.

     2. Section 7 of the Agreement is hereby amended in its entirety to read as follows:
     Section 7. Anti-Dilution and Fundamental Change Adjustments.
          (a) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company or other similar corporate transaction or event affects the shares of Common Stock covered by the Option such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, then the Committee shall, in such manner as it may deem equitable, in its sole discretion, adjust any or all of the number and type of the shares covered by the Option and the exercise price of the Option.
          (b) In the event of a proposed Fundamental Change, the Committee may, but shall not be obligated to:
     (i) with respect to a Fundamental Change that involves a merger or consolidation, make appropriate provision for the protection of the Option by the substitution of options and appropriate voting common stock of the corporation surviving any such merger or consolidation or, if appropriate, the “parent corporation” (as defined in Section 424(e) of the Code, or any successor provision) of the Company or such surviving corporation, in lieu of the Option and shares of Common Stock of the Company, or
     (ii) with respect to any Fundamental Change, including, without limitation, a merger or consolidation, declare, prior to the occurrence of the Fundamental Change, and provide written notice to the holder of the Option of the declaration, that the Option, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of, the Fundamental Change in exchange for payment to the holder of the Option, within 20 days after the Fundamental Change, of cash (or, if the Committee so elects in lieu of solely cash, of such form(s) of consideration, including cash and/or property, singly or in such combination as the Committee shall determine, that the holder of the Option would have received as a result of the Fundamental Change if the holder of the Option had exercised the Option immediately prior to the Fundamental Change) equal to, for each share of Common Stock covered by the canceled Option, the amount, if any, by which the Fair Market Value (as defined in this Section 7(b)) per share of Common Stock exceeds the exercise price per share of Common Stock covered by the Option. At the time of the declaration provided for in the immediately preceding sentence, the Option shall immediately become exercisable in full and the holder of the Option shall have the right, during the period preceding the time of cancellation of the Option, to exercise the Option as to all or any part of the shares of Common Stock covered thereby in whole or in part, as the case may be. In the event of a declaration pursuant to this Section 7(b), the Option, to the extent that it shall not have been exercised prior to the Fundamental Change, shall be canceled at the time of, or immediately prior to, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, the holder of the Option shall not be entitled to the payment provided for in this Section 7(b) if such Option shall have expired or been forfeited. For purposes of this Section 7(b) only, “Fair Market Value” per share of Common Stock means the fair market value, as determined in good faith by the Committee, of the consideration to be received per share of Common Stock by the shareholders of the Company upon the occurrence of the Fundamental Change, notwithstanding anything to the contrary provided in this Agreement.
     3. Section 11 of the Agreement is hereby amended in its entirety to read as follows:
     Section 11. Definitions. Terms not defined in this Agreement shall have the meanings given to them in the Plan, and the following terms shall have the following meanings when used in this Agreement:
          (a) “Change of Control” means any one of the following events:
     (i) the consummation of a transaction or series of related transactions in which a person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Company or a subsidiary of the Company, or any employee benefit plan of the Company or a subsidiary of the Company, acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the Company’s then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities (other than in connection with a Business Combination in which clauses (1), (2) and (3) of paragraph (a)(iii) apply); or
     (ii) individuals who, as of the Effective Date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the Effective Date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than a nomination of an individual whose initial assumption of office is in connection with a solicitation with respect to the election or removal of directors of the Company in opposition to the solicitation by the Board of Directors of the Company) shall be deemed to be a member of the Incumbent Board; or
     (iii) the consummation of a reorganization, merger, statutory share exchange, consolidation or similar transaction involving the Company, a sale or other disposition in a transaction or series of related transactions of all or substantially all of the Company’s assets or the issuance by the Company of its stock in connection with the acquisition of assets or stock of another entity (each, a “Business Combination”) in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Company’s outstanding Common Stock and the Company’s outstanding voting securities immediately prior to such Business Combination beneficially own immediately after the transaction or transactions, directly or indirectly, more than 50% of the then outstanding shares of common stock and more than 50% of the combined voting power of the then outstanding voting securities (or comparable equity interests) of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one of more subsidiaries) in substantially the same proportions as their ownership of the Company’s Common Stock and voting securities immediately prior to such Business Combination, (2) no person, entity or group (other than a direct or indirect parent entity of the Company that, after giving effect to the Business Combination, beneficially owns 100% of the outstanding voting securities (or comparable equity interests) of the entity resulting from the Business Combination) beneficially owns, directly or indirectly, 35% or more of the outstanding shares of common stock or the combined voting power of the then outstanding voting securities (or comparable equity interests) of the entity resulting from such Business Combination and (3) at least a majority of the members of the board of directors (or similar governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors of the Company providing for such Business Combination; or
     (iv) approval by the stockholders of the dissolution of the Company.
          (b) “Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, or a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation.
          (c) “Disability” shall be as defined under the Imation Corp. Long Term Disability Income Protection Plan.
          (d) “Retirement” means retirement as defined under the Imation Corp. Cash Balance Pension Plan.
          (e) “Stock Plan Administrator” means the Committee or any Director, officer or agent of the Company designated by the Committee from time to time.
     No other terms or conditions of the Agreement are amended hereby, and all such terms and conditions of the Agreement shall remain in full force and effect. The terms, provisions and agreements that are contained in this Amendment shall apply to, be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives and permitted successors and assigns, subject to the limitation on assignment expressly set forth in the Agreement. This Amendment shall have no force or effect unless it is duly executed and delivered by the Company and the Participant.
     The Company and the Participant have caused this Amendment to be signed and delivered as of the date set forth above.

IMATION CORP.

By:

Name:

Title:

PARTICIPANT

Exhibit A
Definition of Change of Control in Agreement Prior to the 2006 Amendment
(This definition has been replaced by the 2006 Amendment)
Under the Agreement prior to the 2006 Amendment, “Change of Control” meant any one of the following events:
          (i) the acquisition by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the Company or an Affiliate, or any employee benefit plan of the Company or an Affiliate, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either the then outstanding Common Stock or the combined voting power of the Company’s then outstanding voting securities in a transaction or series of transactions not approved in advance by a vote of a majority of the Continuing Directors (as hereinafter defined); or
          (ii) individuals who, as of the Effective Date, constitute the Board of Directors of the Company (generally the “Directors” and as of the Effective Date the “Continuing Directors”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the Effective Date whose nomination for election was approved in advance by a vote of a majority of the Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the election or removal of the Directors of the Company, as such terms are used in Regulation 14A under the Exchange Act) shall be deemed to be a Continuing Director; or
          (iii) the approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation or dissolution of the Company or of the sale (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company other than a reorganization, merger, consolidation, liquidation, dissolution or sale approved in advance by a vote of a majority of the Continuing Directors; or
          (iv) the first purchase under any tender offer or exchange offer (other than an offer by the Company or an Affiliate) pursuant to which Common Stock is purchased.